Exhibit 10.84

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF PARTNERSHIP INTERESTS (the "Amendment") is made this 23rd day of December, 2004 by and among Hudson Street Owners Limited Partnership I, a Delaware limited partnership (“Hudson I”), Hudson Street Owners Limited Partnership II, a Delaware limited partnership (“Hudson II”), Hudson Street Owners SPE, Inc., a Delaware corporation (“Hudson SPE”) and Hudson Street Owners SPE II, Inc, a Delaware corporation (“Hudson SPE II”) (individually, a "Seller" and collectively, the "Sellers") and MC Hudson Holding L.L.C., a New Jersey limited liability company ("Purchaser I") and MC Hudson Realty L.L.C., a New Jersey limited liability company ("Purchaser II”) (individually, a "Purchaser" and collectively, the "Purchasers").

BACKGROUND

A.  Purchasers and Sellers entered into that certain Agreement of Purchase and Sale of Partnership Interests dated as of November 23, 2004 (the “Agreement” capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement) in connection with the acquisition of the Aggregate Partnership Interests by Purchasers from Sellers subject to and in accordance with the terms and conditions set forth therein; and

B.  Purchasers and Sellers desire to modify the Agreement in accordance with their terms and conditions set forth below.

AGREEMENTS

The parties hereto, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree:

1.          At Closing, Purchaser I shall receive a credit against the Purchase Price equal to Five Hundred Thousand and 00/100 ($500,000.00) Dollars (the “Due Diligence Credit”). The Due Diligence Credit shall apply in full against the consideration attributable to the partnership interests owned by Hudson I.

2.          In the event any unresolved notices of violations of health, safety, fire, or building laws, ordinances, codes or regulations issued by the City of Jersey City or any other governmental body with jurisdiction (collectively, “Violations”) are outstanding as of three business days prior to Closing, Purchasers and Sellers shall negotiate in good faith and expeditiously (commencing as soon as such Violations are known) to agree on the cost of remediation of such Violations prior to Closing (such negotiated agreement hereinafter referred to as the “Violations Cost”). At the Close of Escrow, Sellers shall provide Purchaser I with a credit against the Purchase Price of the partnership interests owned by Hudson I equal to the sum of the agreed upon Violations Cost. If Sellers and Purchasers are unable to agree upon the Violations Cost, then such Violations Cost shall be determined by arbitration in accordance with Paragraph 7 of the Escrow Agreement.

3.          Prior to the Closing, the Landlord will attempt to settle or compromise any monetary defaults under the leases of Zaynah Restaurant Group, Inc. and Melito & Adolfson, P.C. (both tenants described on Exhibit D-1 of the Agreement) for amounts accrued prior to the Closing, on terms and conditions to its sole satisfaction; provided, however, that the Landlord shall not compromise any obligations that accrue after the Closing Date or alter any other Lease provision (other than the Lease provisions for pre-Closing obligations) . All settlement payments relating to the settlement and compromise of such defaults shall inure to the sole benefit of Sellers. With respect to the defaulted obligations of either such tenant as to which such settlement and compromise is not achieved prior to the Close of Escrow, Section 7.2(b) of the Agreement shall govern the respective rights of the parties hereto. Sellers shall provide to Purchasers a copy of any such settlement agreement entered into in connection with the matters described in this Paragraph 3 on or prior to the Closing.

4.          Hudson I represents and warrants to Purchasers that (a) no reserves (as defined or referred to in the Fox-Lance Agreement) are required to be paid to the City of Jersey City in connection with the expiration on or about December 24, 2006 or prior termination, of the tax abatement granted under the Fox-Lance Agreement on account of any state of facts in existence on or before the Closing Date, (b) no excess profits (as defined or referred to in the Fox-Lance Agreement) exist under the Fox-Lance Agreement on account of any state of facts in existence on or before the Closing Date and (c) the audited tax returns for Overlandlord for the tax years ending December 31, 1992 through tax year ending December 31, 2003 attached hereto as Exhibit B are true, accurate and complete in all material respects.

5.          The Due Diligence Period is extended through and including December 28, 2004 solely to resolve labor related issues.

6.          Sellers shall use best efforts to obtain for Purchasers on or prior to the Closing Date the following: (a) An executed original copy of the lease dated as of December 29, 1989 by and between Landlord and Jersey Hudson Tenant, Inc. (predecessor-in-interest to Merrill, Lynch, Pierce, Fenner and Smith) (collectively, “Merrill Lynch”), without any of the succeeding amendments; or (b) a modification to the estoppel certificate from Merrill Lynch otherwise in accordance with the requirements of Section 4.1(q) of the Agreement to provide in such estoppel certificate that Merrill Lynch initial the first page of a conformed copy of such lease and use commercially reasonable efforts to obtain such initials. Attached hereto as Exhibit C is a copy of the current draft of the Form Amendment; Purchasers approve the current draft of the Form Amendment and acknowledge and agree that the attached Form Amendment shall supercede and replace the Form Amendment attached to the Agreement as Exhibit N.

7.          On or before the business day preceding the Closing Date, Sellers shall cause the law firm of Salvo Russell Fichter and Landau to render an opinion in customary form that the Agreement, as amended hereby, as well as the documents delivered to Purchasers at Closing have been duly authorized by the Sellers, that Sellers are authorized to assign the Aggregate Partnership Interests, and that Sellers have obtained all necessary partnership or corporate consents, as applicable.

8.          On or before the business day preceding the Closing date, Sellers shall cause LCOR Asset Management Limited Partnership (“LAMLP”) to deliver an Estoppel and Release Agreement to Purchasers in the form attached hereto as Exhibit A.

9.          No Lease Commissions shall be due and payable by Purchasers in connection with the National Union Fire Insurance Company of Pittsburgh, PA lease amendment dated November 17, 2004 (the “NUFIC Lease”). In connection with the pending Franklin Credit lease negotiation, if such lease is fully executed prior to the Closing Date in accordance with the approval requirements of the Agreement, then LAMLP shall be paid a leasing commission equal to $34,543, payable on or before the Closing Date, all of which commission shall be charged to Purchasers and (if previously paid by Sellers) credited to Sellers pursuant to Section 7.2(f) of the Agreement. In connection with the pending Franklin Credit lease negotiation, Purchasers shall not unreasonably withhold, condition or delay its approval of such lease. In connection with the pending Fortis Financial lease negotiation, if such lease is fully executed prior to the Closing Date in accordance with the approval requirements of the Agreement as modified below, then LAMLP shall be paid a leasing commission equal to $21,209, payable on or before the Closing Date, all of which commission shall be charged to Purchasers and (if previously paid by Sellers) credited to Sellers pursuant to Section 7.2(f) of the Agreement. Purchasers hereby approve the current draft of the Fortis Financial lease in the form last received as of the date hereof. The foregoing payments shall be without prejudice to the treatment of any leasing commissions due to brokers not affiliated with LAMLP or Sellers, which commissions shall continue to be governed by Section 7.2(f) of the Agreement.

10.            Sellers representations and warranties in the Agreement are deemed to exclude those matters known to Purchasers of which Purchasers have provided written notice to Sellers through the date of this Amendment.

11.            Hudson I represents and warrants to Purchasers that there is no outstanding written offer made by Landlord or on behalf of Landlord to accept surrender of the premises demised to Savenet, Inc., successor to Cylink Corporation, under the Lease dated ______, 1993, as amended.

12.        This Amendment may be signed in any number of counterparts, which counterparts shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the same counterpart. This Amendment may be executed by facsimile which shall be deemed to have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement on the day and year first above written.

PURCHASER I:

ATTEST:	MC Hudson Holding L.L.C.,
a New Jersey limited liability company

By: Mack-Cali Realty, L.P.,

a Delaware limited partnership, its sole member

By: Mack-Cali Realty Corporation,

a Maryland corporation, its general partner

/s/ Daniel J. Wagner	By: /s/ Roger W. Thomas
Name: Daniel J. Wagner	Name: Roger W. Thomas
Title: Assistant Secretary	Title: Executive Vice President
& General Counsel

[Corporate Seal]

PURCHASER II:

ATTEST:	MC Hudson Realty L.L.C.,
a New Jersey limited liability company

By: Mack-Cali Realty, L.P.,

a Delaware limited partnership, its sole member

By: Mack-Cali Realty Corporation,

a Maryland corporation, its general partner

/s/ Daniel J. Wagner	By: /s/ Roger W. Thomas
Name: Daniel J. Wagner	Name: Roger W. Thomas
Title: Assistant Secretary	Title: Executive Vice President
& General Counsel

[Corporate Seal]

SELLERS:

Hudson Street Owners Limited Partnership, I, a Delaware limited partnership

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

Hudson Street Owners Limited Partnership II, a Delaware limited partnership

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

[Corporate Seal]	Hudson Street Owners SPE, Inc.
a Delaware corporation

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

[Corporate Seal]	Hudson Street Owners SPE II, Inc.
a Delaware corporation

By:	/s/ Eric Eichler
Name:	Eric Eichler
Title:	Authorized Person

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